UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2007

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

3165 Porter Drive

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On February 12, 2007, the Board of Directors of Telik, Inc. (the “Company”) committed to a restructuring plan that will result in an immediate reduction of approximately 25% of the Company’s workforce. Employees directly affected by the restructuring plan have received notification and will be provided with severance payments and outplacement assistance. The restructuring plan follows the Company’s announcement of the preliminary results of its Phase 3 ASSIST-1, ASSIST-2 and ASSIST-3 trials for its lead product candidate, TELCYTA™ and is intended to reduce the Company’s operating expenses. The Company expects to complete the restructuring plan by the end of the first quarter of fiscal year 2007.

As a result of the restructuring plan, the Company estimates that it will record a one-time restructuring charge in the first quarter of fiscal year 2007 of approximately $1.5 million for severance costs and $0.1 million for other charges related to the restructuring plan. The Company estimates that the $1.6 million represents the total amount of the restructuring charge to be incurred and includes future cash expenditures. The majority of the severance payments will be paid in cash during the first quarter of fiscal year 2007. The severance-related charge that the Company expects to incur in connection with the restructuring is subject to a number of assumptions, and actual results may materially differ. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.

This report contains “forward-looking” statements, including but not limited to statements with respect to the expected timing for completion of the restructuring plan. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by these forward-looking statements, including, among others, risks and uncertainties related to the Company’s ability to obtain the capital necessary to fund its operations on acceptable terms; the possibility that the Company may require more cash than anticipated for its operating activities; the Company’s need to retain skilled employees and consultants and other risks detailed from time to time in the Company’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and other periodic filings with the SEC. The Company does not undertake any obligation to update forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
99.1	Press release, dated as of February 13, 2007, entitled “Telik Announces Corporate Restructuring.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: February 13, 2007

	By:	/s/ Cynthia M. Butitta
Cynthia M. Butitta,
Chief Operating Officer and Chief Financial Officer